Exhibit 99.1
AUTHORIZATION FORM
FOR
NORTHWEST INDIANA BANCORP
AUTOMATIC DIVIDEND REINVESTMENT
     I wish to participate in the NorthWest Indiana Bancorp Automatic Dividend Reinvestment Plan (the “Plan”), and I hereby appoint Peoples Bank, SB or any successor administrator of the Plan (the “Administrator”) and Sandler O’Neill & Partners, L.P. (the “Agent”) as my agents with respect to my participation in the Plan. I understand that my participation in the Plan and this Authorization Form are subject to the provisions set forth in the Plan.
CHECK ONLY ONE BOX
     ☐ FULL DIVIDEND REINVESTMENT. I hereby authorize NorthWest Indiana Bancorp to pay to the Administrator for my account in the Plan the cash dividends on all of the shares of Common Stock held in my name as it is printed on the reverse side of this Authorization Form, and I hereby authorize the Administrator and the Agent to apply such dividends and cash dividends on the shares of Common Stock credited to my account in the Plan, to the purchase of Common Stock.
     ☐ PARTIAL DIVIDEND REINVESTMENT. I hereby authorize NorthWest Indiana Bancorp to pay to the Agent for my account in the Plan the cash dividends on                     (number) of the shares of Common Stock held in my name as it is printed on the reverse side of this Authorization Form, and I hereby authorize the Administrator and the Agent to apply such dividends and cash dividends on the shares of Common Stock credited to my account in the Plan, to the purchase of shares of Common Stock.
(Continued and to be signed on the reverse side)

(CONTINUED FROM REVERSE SIDE)
THIS IS NOT A PROXY. Return this card only if you wish to participate in the Plan. If you wish to participate in the Plan, check one box on the reverse side of the Authorization Form, sign this Authorization Form below and mail this signed Authorization Form to: Peoples Bank, SB, Shareholder Services Group, 9204 Columbia Avenue, Building B, Munster, Indiana 46321.
     I understand that I may revoke or change this authorization by notifying the Agent in accordance with the provisions of the Plan.

Please print and sign exactly as name(s) appear on certificate(s). If joint account, each joint owner must sign.	Dated:

Printed Name of Shareholder

Signature of Shareholder

Printed Name of Shareholder

Signature of Shareholder

Daytime Phone No.:

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